SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 28, 2016

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	000-030061	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue, New York City, New York 10017, United States of America

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 984-1096

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02          Unregistered Sales of Equity Securities.

From September 28 through September 30, 2016, Elephant Communications Corp. (the “Company”) consummated closings (the “Closings”) of its private placement offering (the “Offering”) of Series A Preferred Stock, par value $0.00001 per share (the “Series A Preferred Stock”), to “accredited investors” (as defined in Rule 501(a) of the Securities Act of 1933, as amended, the “Securities Act”), including the Executive Chairman of the Board of Directors and a director of the Company (the “Investors”). At the Closings, the Company sold 27 shares of Series A Preferred Stock for aggregate gross proceeds of $270,000.  The Closings are part of a “best efforts” private placement offering of up to $1,500,000 (the “Maximum Amount”) consisting of up to 150 shares of Series A Preferred Stock. As of the date of this Current Report, 149 shares of Series A Preferred Stock have been sold by the Company for gross proceeds to the Company of approximately $1.49 million.

Each share of Series A Preferred Stock is convertible into 0.04% of the Company’s issued and outstanding shares of common stock immediately prior to conversion. Accordingly, if the Maximum Amount is sold in the Offering, the outstanding Series A Preferred Stock, in the aggregate, will be convertible into 6.0% of the Company’s issued and outstanding shares of common stock immediately prior to conversion. The Series A Preferred Stock are convertible at the option of the holder, except that (i) if there is a change in control (as defined in the Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock) before September 2, 2017 or (ii) any time after September 2, 2017, we have the option to automatically convert the Series A Preferred Stock into common stock.

The holders of Series A Preferred Stock are not entitled to receive any dividends and have no voting rights (except that we may only take certain corporate actions with the approval of a majority of the outstanding shares of Series A Preferred Stock). Further, upon liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock will receive distributions on par with and on a pro rata basis with the common stockholders as though the Series A Preferred Stock had been converted at the time of such liquidation, dissolution or winding up of the Company.

The Investors in the Offering have also received piggy-back registration rights with respect to the shares of common stock issuable upon conversion of the Series A Preferred Stock.

In connection with the Offering, the Company retained a placement agent. The Company agreed to pay the placement agent, subject to certain exceptions, a cash fee equal to eight percent (8%) of the aggregate gross proceeds raised by the Placement Agent in the Offering plus the reimbursement of certain out-of-pocket expenses.

The Series A Preferred Stock was offered and sold pursuant to an exemption from registration under Section 4(a)(2) and Regulation D of the Securities Act.

The foregoing description of the Offering does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement and the Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock, copies of which were filed as Exhibit 10.1 and 3.1 to the Company’s Current Report on Form 8-K filed on September 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2016	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Gary G Brandt
Name: Gary G Brandt
Title: Chief Restructuring Officer